Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2006 relating to the financial statements, which appears in Javelin Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 10, 2008